UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

THL CREDIT, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0344947
(State of incorporation or Identification No.)	(I.R.S. Employer or organization)

100 Federal Street, 31st Floor Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

Common Stock, $0.001 per share	The NASDAQ Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ X ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-159636

Securities to be registered pursuant to Section 12(b) of the Act: Common Stock, $0.001 par value per share

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the Common Stock, reference is made to the information set forth under the heading "Description of Shares," in the Registrant's Prospectus, which constitutes part of the Registrant's Registration Statement on Form N-2, as amended (File No. 333-159636), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

a.	Amended and Restated Certificate of Incorporation**
b.	Bylaws**
c.	Form of Share Certificate**
________
**    To be filed by amendment.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 15, 2009	THL CREDIT, INC. (Registrant)
	By:	/s/ Terrence W. Olson
Name: Terrence W. Olson Title: Chief Financial Officer